Exhibit 99.1

M-TRON INDUSTRIES, INC.

FORM OF NOTICE TO STOCKHOLDERS WHO ARE ACTING AS NOMINEES

Up to 713,362 Shares of Common Stock Issuable Upon Exercise of Transferable Rights

This letter is being distributed to broker dealers, trust companies, banks and other nominees in connection with the offering (the “Rights Offering”) by M-tron Industries, Inc. (the “Company”) of transferable rights to subscribe for shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), by holders of record of the Company’s Common Stock (collectively, the “Record Date Stockholders”) as of 5:00 p.m., New York City time, on March 27, 2026 (the “Record Date”).

Pursuant to the Rights Offering, the Company is issuing rights (the “Rights”) to subscribe for up to 713,362 shares of its Common Stock, on the terms and subject to the conditions described in the Company’s prospectus supplement relating to the Rights Offering dated March 30, 2026, together with the base prospectus dated February 11, 2025, forming a part of the Company’s effective Registration Statement on Form S-3 (together, the “Prospectus”). The Rights may be exercised by holders thereof (the “Rights Holders”) at any time during the subscription period, which commences on March 31, 2026. The Rights Offering will expire at 5:00 p.m., New York City time, on April 15, 2026, unless extended by the Company in its sole discretion (as it may be extended, the “Expiration Time”). The Rights are transferable and will be listed for trading on The New York Stock Exchange under the symbol “MPTI RT” until the Expiration Time.

As described in the Prospectus, Record Date Stockholders will receive one Right for each share of Common Stock held by such holder as of the Record Date. Five (5) Rights entitle a Rights Holder to purchase one (1) new share of Common Stock, which is referred to as the “Basic Subscription.” The subscription price per share of $59.00, which is equal to an approximate 12% discount to the average volume weighted average price of the Common Stock over the five (5) trading day period ending on and including the Record Date.

If any shares of Common Stock available for purchase in the Rights Offering are not subscribed for by Rights Holders pursuant to the Basic Subscription (the “Remaining Shares”), a Rights Holder who was a Record Date Stockholder that has exercised fully its Rights pursuant to the Basic Subscription may subscribe for any Remaining Shares that are not otherwise subscribed for by Rights Holders, on the terms and subject to the conditions set forth in the Prospectus, including as to proration. We refer to these oversubscription privileges as the “Oversubscription Privilege.”

The Rights are evidenced by a subscription certificate registered in your name or the name of your nominee. Each beneficial owner of shares of the Company’s Common Stock registered in your name or the name of your nominee on the Rights Distribution Record Date is entitled to one Right for every share of Common Stock held as of the Record Date.

We are asking persons who held shares of Company’s Common Stock beneficially, and who received the Rights distributable with respect to those shares through a broker dealer, trust company, bank or other nominee, to contact the appropriate institution or nominee and request it to effect the transactions for them.

If you exercise the Oversubscription Privilege on behalf of beneficial owners of Rights, you will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Oversubscription Privilege, as to the number of shares of Common Stock held on behalf of each beneficial owner as of the Record Date, the aggregate number of Rights that have been exercised pursuant to the Basic Subscription, whether the Rights exercised pursuant to the Basic Subscription on behalf of each beneficial owner for which you are acting have been exercised in full and the number of shares of Common Stock being subscribed for pursuant to the Oversubscription Privilege by each beneficial owner of Rights on whose behalf you are acting.

Enclosed are copies of the following documents:

1.    The Prospectus;

2.    A form of letter which may be sent to beneficial holders of the Rights; and

3.    A Notice of Guaranteed Delivery.

You will have no right to rescind a subscription after receipt of the payment of the Subscription Price, except as described in the Prospectus. Rights not exercised at or prior to the Expiration Time will expire.

Additional copies of the enclosed materials may be obtained from the Information Agent, Georgeson, toll-free at the following telephone number: (866) 539-6575.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU OR ANY OTHER PERSON AN AGENT OF THE COMPANY, THE FINANCIAL ADVISOR, THE SUBSCRIPTION AGENT, THE INFORMATION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE SECURITIES ISSUABLE UPON VALID EXERCISE OF THE RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE RIGHTS OFFERING, EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.